Exhibit 15
The Board of Directors
JLG Industries, Inc.
McConnellsburg, PA 17233
We are aware of the incorporation by reference in the following Registration Statements of JLG Industries, Inc.:

Form	Registration Number

S-8	33-60366
S-8	33-61333
S-8	33-75746
S-8	333-71428
S-8	333-71430
S-8	333-71432
S-8	333-110798
S-8	333-114424
of our report dated February 27, 2006 relating to the unaudited condensed consolidated interim financial statements of JLG Industries, Inc. which are included in its Form 10-Q for the quarter ended January 29, 2006.
/s/ Ernst & Young LLP
Baltimore, Maryland
February 27, 2006